Exhibit 10.2

AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”), is made and entered into as of this 17th day of February, 2015 (the “Date of Amendment”), by and between PARK KINGSTON INVESTORS, LLC, a North Carolina limited liability company (“Seller”), and BLUEROCK REAL ESTATE, L.L.C., a Delaware limited liability company (“Buyer”).

WITNESSETH:

WHEREAS, Buyer and Seller entered into that certain Purchase and Sale Agreement dated January 15, 2015 (the "Purchase and Sale Agreement") for purchase of that certain apartment complex which is commonly known as Park & Kingston, located in the City of Charlotte, Mecklenburg County, North Carolina, and which is more particularly described on Schedule B-1 and Schedule B-2 to the Purchase and Sale Agreement;

WHEREAS, Seller and Buyer desire to amend the Purchase and Sale Agreement to extend the Inspection Period until 5:00 p.m. on February 20, 2015; and

WHEREAS, except as otherwise expressly provided for herein, capitalized terms used herein shall have the meaning as set forth in the Purchase and Sale Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, Seller and Buyer agree as follows:

1.          Review Period Extension. Section 6.02 of the Purchase and Sale Agreement shall be amended by deleting the phrase "the date what is thirty (30) calendar days after the Effective Date" and replacing it with "Friday, February 20, 2015", so that the Purchase Price of the Property shall expire on Friday, February 20, 2015 at 5:00 p.m.

2.          Entirety and Amendments. The Purchase and Sale Agreement, as amended hereby, embodies the entire agreement between the parties and supersedes all prior agreements and understandings relating to the Property. There are no oral agreements or understandings between the parties that are not expressly set forth in the Purchase and Sale Agreement, as amended hereby.

3.          Continued Effect. Except as amended hereby, the Purchase and Sale Agreement shall remain in full force and effect in accordance with its original terms and conditions.

4.          Counterpart and Facsimile Execution. This Amendment may be executed in a number of identical counterparts, and an electronic or facsimile transmission shall be binding on the party or parties whose signatures appear thereon. If so executed, each of such counterparts is to be deemed an original for all purposes, and all such counterparts shall, collectively, constitute one agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment under seal as of the Date of Amendment.

SELLER:

PARK KINGSTON INVESTORS, LLC
a North Carolina limited liability

By:	/s/ George S. Warren
Name:	George S. Warren
Title:	Executive Vice President, Marsh Properties,
LLC, its Manager

BUYER:

BLUEROCK REAL ESTATE, L.L.C.,
a Delaware limited liability company

By:	/s/ Jordan Ruddy
Name:	Jordan Ruddy
Title:	Authorized Signatory